Exhibit 10 (q)

Non-Employee Director Compensation
February 2014

Board Members:

Annual Retainer:                    $ 60,000

Annual Equity Award:                $ 90,000*

    *Target Value of restricted stock
$150,000

Lead Director Fee:        $ 20,000

Committee Chair Fees:

Audit                $ 15,000
Compensation        $ 15,000
Governance            $ 10,000
Nominating            $ 10,000

Meeting Fees:            $ 1,500**

**For meetings attended in excess of 24 in a year

Initial Equity Grant:

Number of restricted shares equal to $150,000 divided by closing price of Company's stock on the date of election to the Board